Exhibit 99.1

  Uranium Resources, Inc. Announces Intervenors Appeal NRC Decision Confirming
                         Crownpoint, NM Project Safety

    LEWISVILLE, Texas--(BUSINESS WIRE)--Feb. 16, 2007--Uranium Resources, Inc. (OTCBB: URRE) announced today that intervenors filed an appeal in the United States Court of Appeals for the Tenth Circuit related to the favorable rulings from the United States Nuclear Regulatory Commission ("NRC") regarding the Company's license for the proposed development of an in-situ recovery uranium project at its Crownpoint Uranium Project in Church Rock and Crownpoint, New Mexico. The appeal was filed on February 12, 2007.

    NRC issued a license in 1997 to Hydro Resources, Inc., (HRI) a wholly-owned subsidiary of URI, so it may initiate uranium recovery activities at the Crownpoint Project. Several private groups intervened and requested an administrative hearing regarding the viability of HRI's project and the bases for NRC's issuance of the license. These parties were granted an administrative hearing before NRC's Atomic Safety and Licensing Board. In December 2006, the five NRC Commissioners issued the final decision in which it was determined that the Crownpoint Project was adequately protective of public health and safety. The intervening parties are comprised of two New-Mexico-based non-profit organizations and two residents of Pinedale, New Mexico.

    The Company will vigorously defend its license.

    "From the time we first submitted our application to license our Church Rock and Crownpoint properties fifteen years ago, the NRC and its Atomic Safety and Licensing Board (ASLB) have examined, and reexamined, HRI's proposed in situ recovery mining projects in great detail," said Dave Clark, President and COO of Uranium Resources, Inc. "The regulatory experts have repeatedly deemed our New Mexico projects to be safe."

    During the licensing process, an exhaustive, multi-agency investigation was conducted, and found that HRI's projects did not jeopardize the well-being of local area residents and the environment. In addition, the opposition groups appealed each NRC decision, prompting even further analysis of HRI's projects. In every instance, the findings supported the initial determination that HRI's projects were safe.

    "Safety is the core of the issue. Our technology has been proven over the past three decades, and the safety of our project has been upheld," added Mr. Clark.

    ABOUT URANIUM RESOURCES, INC.

    Uranium Resources Inc. explores for, develops and mines uranium. Since it's incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings in New Mexico that includes the proposed ISR project at Churchrock. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships. ###

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits for regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Uranium Resources, Inc.
             David N. Clark, 361-883-3990
             President and COO
             or
             Investors:
             Kei Advisors LLC
             Deborah K. Pawlowski / James M. Culligan
             716-843-3908 / 716-843-3874
             dpawlowski@keiadvisors.com / jculligan@keiadvisors.com or
             Media:
             Kristin Jensen, 505-888-5877 / 505-363-1496
             kjensen@dwturner.com